Exhibit 99.1

Press Release

MagnaChip Reports Fourth Quarter and Full Year 2011 Financial Results

•	Power Solutions Full Year 2011 Revenue Grew 61.6% Year-over-Year

•	AMOLED Display Full Year 2011 Revenue Grew 700% Year-over-Year

•	Smartphone and Tablet PC 2011 Design Wins Tripled Year-over-Year

•	Signed a Definitive Agreement to Acquire Dawin Electronics, a Provider of High-Power Semiconductor Modules

SEOUL, South Korea and CUPERTINO, Calif., February 1, 2012 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the quarter and year ended December 31, 2011.

Revenue for the fourth quarter of 2011 was $180.8 million, a 9.8% decrease compared to $200.4 million for the third quarter of 2011, and a 3.2% decrease compared to $186.8 million for the fourth quarter of 2010. For the full year 2011, revenue was $772.8 million compared to $770.4 million for 2010, a 0.3% increase.

Gross profit was $51.5 million or 28.5%, as a percent of revenue, for the fourth quarter of 2011. This compares to gross profit of $60.1 million or 30.0 % for the third quarter of 2011 and $60.4 million or 32.3% for the fourth quarter of 2010. For the full year 2011, gross profit was $234.3 million or 30.3% compared to $243.6 million or 31.6% for 2010.

“I am very pleased that for the fourth consecutive quarter we again met our quarterly revenue guidance in what has been a challenging year for the semiconductor industry. Our successful track record is a result of outstanding relationships with major blue chip customers and a growing list of design-wins targeted at high-growth, high-margin applications,” said Sang Park, MagnaChip’s Chairman and Chief Executive Officer. “Smartphones, tablet PCs, AMOLED displays and Ultrabooks are some examples of growth drivers for MagnaChip in 2012 as well as our rapidly expanding customer base and new product introductions for the power solutions segment. In addition, our recent announcement of the Dawin Electronics Co. Ltd. acquisition strengthens our competitive position in the fast growing IGBT power module business. Looking ahead, we believe there are indications that the first quarter of 2012 could be the bottom of our revenue downturn based on the strength of orders for new products coming from our smartphone and tablet PC customers. Our goal is to grow the business, deliver solid financial performance and to enhance shareholder value in the years to come.”

Net income, on a GAAP basis, for the fourth quarter of 2011 totaled $23.7 million or $0.61 per diluted share. This compares to net loss of $56.0 million or $1.43 per diluted share for the third quarter of 2011 and a net income of $12.3 million or $0.31 per diluted share for the fourth quarter of 2010. For the full year 2011, net income was $21.8 million or $0.55 per diluted share compared to $74.1 million or $1.89 per diluted share for 2010. Net income for 2011 was impacted primarily by a foreign currency loss of $11.6 million compared to a foreign currency gain of $14.7 million for 2010, as well as a special expense for IPO incentive payments of $12.1 million made in 2011. The net foreign currency exposure was primarily related to non-cash translation gains or losses for intercompany balances that were denominated in U.S. dollars.

Adjusted net income, a non-GAAP measurement, for the fourth quarter of 2011 totaled $10.0 million or $0.26 per diluted share compared to $18.2 million or $0.46 per diluted share for the third quarter of 2011 and $17.4 million or $0.44 per diluted share for the fourth quarter of 2010. For the full year 2011, adjusted net income was $66.4 million or $1.67 per diluted share compared to $89.2 million or $2.28 per diluted share for 2010.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP.

Combined cash balances (cash and cash equivalents plus restricted cash) totaled $168.9 million at the end of the fourth quarter of 2011, an increase of $0.2 million from the end of the prior quarter. Cash provided from operations totaled approximately $18.3 million for the fourth quarter of 2011.

Revenue by Segment

In thousands of US dollars	Three Months Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Semiconductor Manufacturing Services	$67,973	$81,571	$97,261	$338,268	$405,197
Display Solutions	90,045	91,767	70,581	338,995	305,884
Power Solutions	22,039	26,358	18,398	92,547	57,273
Other	769	709	532	3,021	2,051
Total Revenue	$180,826	$200,405	$186,772	$772,831	$770,405

Fourth Quarter and Recent Company Highlights

•	Signed a Definitive Agreement to Acquire Dawin Electronics Co. Ltd., a Provider of High-Power Semiconductor Modules.

•	Repurchased 1.53 Million Shares under MagnaChip’s Stock Repurchase Program Announced October 11, 2011.

•	Announced the Supply of AMOLED Display Driver ICs for Microsoft Windows-Based Smartphones.

•	Expanded the LED Driver Product Portfolio to Notebook and Tablet PCs.

•	Launched Module Based Process Design Kits for Power and Display Driver Applications.

Non-GAAP Metrics

Adjusted EBITDA excludes charges related to depreciation and amortization, interest expense, net, income tax expense, restructuring and impairment charges, inventory step-up, stock-based compensation expense, foreign currency loss (gain), net, derivative valuation loss, net, special expense for an IPO employee incentive payment, and loss on early extinguishment of senior notes. Adjusted net income (loss) excludes charges related to restructuring and impairment, inventory step-up, stock-based compensation expense, amortization of intangible assets associated with continuing operations, foreign currency loss (gain), net, derivative valuation loss, net, special expense for an IPO employee incentive payment, and loss on early extinguishment of senior notes. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including first quarter 2012 revenue. All forward-looking statements included in this release are based upon information available to MagnaChip Semiconductor as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on March 18, 2011 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. 408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$180,826	$200,405	$186,772	$772,831	$770,405
Cost of sales	129,287	140,284	126,421	538,515	526,847

Gross profit	51,539	60,121	60,351	234,316	243,558

Gross profit %	28.5%	30.0%	32.3%	30.3%	31.6%
Selling, general and administrative expense	17,627	17,881	16,566	68,367	66,640
Research and development expense	18,652	19,003	19,331	76,767	83,524
Restructuring and impairment charges	—	1,621	958	4,096	2,003
Special expense for IPO incentive	—	—	—	12,146	—

Operating income	15,260	21,616	23,496	72,940	91,391
Other income (expense)
Interest expense, net	(5,644)	(5,860)	(6,981)	(24,984)	(22,899)
Foreign currency gain (loss), net	16,832	(68,058)	(19)	(11,633)	14,724
Loss on early extinguishment of senior notes	—	(1,357)	—	(5,459)	—
Other	(862)	(558)	(16)	(1,052)	(706)

	10,326	(75,833)	(7,016)	(43,128)	(8,881)

Income (loss) before income taxes	25,586	(54,217)	16,480	29,812	82,510

Income tax expense	1,881	1,793	4,209	8,019	8,390

Net income (loss)	$23,705	$(56,010)	$12,271	$21,793	$74,120

Earnings (loss) per common share :
- Basic	$0.61	$(1.43)	$0.32	$0.56	$1,96
- Diluted	$0.61	$(1.43)	$0.31	$0.55	$1.89

Weighted average number of shares—Basic	38,632,975	39,064,071	37,898,912	38,775,642	37,836,256
Weighted average number of shares—Diluted	39,110,759	39,064,071	39,269,465	39,774,898	39,144,287

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income (loss)	$23,705	$(56,010)	$12,271	$21,793	$74,120
Adjustments:
Depreciation and amortization	8,856	13,053	14,063	51,224	58,395
Interest expense, net	5,644	5,861	6,981	24,984	22,899
Income tax expense	1,881	1,793	4,209	8,019	8,390
Restructuring and impairment charges	—	1,621	958	4,096	2,003
Inventory step-up	—	—	—	—	867
Stock-based compensation expense	287	552	1,167	2,085	5,239
Foreign currency loss (gain), net	(16,832)	68,058	19	11,633	(14,724)
Derivative valuation loss, net	862	558	16	1,059	711
Special expense for IPO incentive	—	—	—	12,146	—
Loss on early extinguishment of senior notes	—	1,357	—	5,459	—

Adjusted EBITDA	$24,403	$36,843	$39,684	$142,498	$157,900

Adjusted EBITDA per common share:
- Diluted	$0.62	$0.92	$1.01	$3.58	$4.03
Weighted average number of shares - Diluted	39,110,759	39,973,691	39,269,465	39,774,898	39,144,287
Net income (loss)	$23,705	$(56,010)	$12,271	$21,793	$74,120
Adjustments:
Restructuring and impairment charges	—	1,621	958	4,096	2,003
Inventory step-up	—	—	—	—	867
Stock-based compensation expense	287	552	1,167	2,085	5,239
Amortization of intangibles	1,985	2,092	2,937	8,147	21,033
Foreign currency loss (gain), net	(16,832)	68,058	19	11,633	(14,724)
Derivative valuation loss, net	862	558	16	1,059	711
Special expense for IPO incentive	—	—	—	12,146	—
Loss on early extinguishment of senior notes	—	1,357	—	5,459	—

Adjusted net income	$10,007	$18,228	$17,368	$66,418	$89,249

Adjusted net income per common share:
- Diluted	$0.26	$0.46	$0.44	$1.67	$2.28
Weighted average number of shares - Diluted	39,110,759	39,973,691	39,269,465	39,774,898	39,144,287

We define Adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization (ii) interest expense, net, (iii) income tax expense, (iv) restructuring and impairment charges, (v) the increase in cost of sales resulting from the fresh-start accounting inventory step-up, (vi) stock-based compensation expense, (vii) foreign currency loss (gain), net, (viii) derivative valuation loss, net, (ix) Special expense for IPO incentive, and (x) loss on early extinguishment of senior notes.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income(loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income as net income (loss) adjusted to exclude (i) restructuring and impairment charges, (ii) the increase in cost of sales resulting from the fresh-start accounting inventory step-up, (iii) stock-based compensation expense, (iv) amortization of intangibles, (v) foreign currency loss (gain), net, (vi) derivative valuation loss, net, (vii) Special expense for IPO incentive and (viii) loss on early extinguishment of senior notes.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$162,111	$172,172
Restricted cash	6,830	—
Accounts receivable, net	125,922	119,054
Inventories, net	62,836	68,435
Other receivables	256	2,919
Prepaid expenses	6,032	8,207
Other current assets	15,909	18,920

Total current assets	379,896	389,707

Property, plant and equipment, net	182,663	179,012
Intangible assets, net	16,787	27,538
Long-term prepaid expenses	4,790	8,235
Other non-current assets	18,539	21,252

Total assets	$602,675	$625,744

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$77,848	$58,264
Other accounts payable	13,452	14,645
Accrued expenses	31,723	32,635
Current portion of capital lease obligations	2,852	5,557
Other current liabilities	11,764	5,048

Total current liabilities	137,639	116,149
Long-term borrowings, net	201,389	246,882
Long-term obligations under capital lease	—	3,105
Accrued severance benefits, net	90,755	87,778
Other non-current liabilities	6,222	8,979

Total liabilities	436,005	462,893

Commitments and contingencies
Stockholder’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 39,439,115 shares issued and 37,907,575 outstanding at December 31, 2011 and 38,401,989 shares issued and outstanding at December 31, 2010	394	384
Additional paid-in capital	98,929	95,585
Retained earnings	93,950	72,157
Treasury stock	(11,793)	—
Accumulated other comprehensive loss	(14,810)	(5,275)

Total stockholders’ equity	166,670	162,851

Total liabilities and stockholders’ equity	$602,675	$625,744

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2011	December 31, 2011	December 31, 2010
Cash flows from operating activities
Net income	$23,705	$21,793	$74,120
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,856	51,224	58,395
Provision for severance benefits	1,561	14,698	19,684
Amortization of debt issuance costs and original issue discount	242	970	925
Loss (gain) on foreign currency translation, net	(18,080)	15,140	(17,084)
Loss (gain) on disposal of property, plant and equipment, net	(107)	(122)	39
Loss on disposal of intangible assets, net	8	25	13
Restructuring and impairment charges	(1,597)	2,499	2,003
Stock-based compensation	287	2,085	5,239
Cash used for reorganization items	—	—	1,573
Loss on early extinguishment of senior notes	—	5,459	—
Other	1,030	1,682	4,177
Changes in operating assets and liabilities
Accounts receivable	(1,834)	(6,234)	(41,370)
Inventories	8,674	4,274	(3,172)
Other receivables	1,821	2,657	297
Other current assets	(1,885)	(5,081)	2,997
Deferred tax assets	(71)	1,412	1,543
Accounts payable	3,012	18,084	(5,049)
Other accounts payable	9,396	16,553	8,483
Accrued expenses	(10,743)	(29,021)	3,992
Other current liabilities	(1,841)	(3,050)	962
Payment of severance benefits	(3,929)	(10,478)	(6,673)
Other	(179)	(38)	(3,129)

Net cash provided by operating activities before reorganization items	18,326	104,531	107,965

Cash used for reorganization items	—	—	(1,573)

Net cash provided by operating activities	18,326	104,531	106,392

Cash flows from investing activities
Decrease (increase) in restricted cash	2,512	(7,199)	—
Proceeds from disposal of plant, property and equipment	190	219	10
Purchase of plant, property and equipment	(5,228)	(48,173)	(43,616)
Payment for intellectual property registration	(175)	(696)	(553)
Decrease in short-term financial instruments	—	—	329
Collection of guarantee deposits	567	1,544	1,198
Payment of guarantee deposits	—	(2,482)	(1,090)
Other	254	(371)	(6)

Net cash used in investing activities	(1,880)	(57,158)	(43,728)

Cash flows from financing activities
Proceeds from issuance of common stock	501	9,336	—
Proceeds from issuance of senior notes	—	—	246,685
Debt issuance costs paid	—	—	(8,313)
Distribution to stockholders	—	—	(130,689)
Repayment of long-term borrowings	—	—	(61,750)
Repurchase of senior notes	—	(50,307)	—
Repayment of obligations under capital lease	(1,481)	(6,312)	(3,476)
Acquisition of treasury stock	(11,793)	(11,793)	—

Net cash provided by (used in) financing activities	(12,773)	(59,076)	42,457
Effect of exchange rates on cash and cash equivalents	(1,030)	1,642	2,126

Net increase (decrease) in cash and cash equivalents	2,643	(10,061)	107,247

Cash and cash equivalents
Beginning of the period	159,468	172,172	64,925

End of the period	$162,111	$162,111	$172,172